Exhibit 10.2

SEVENTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), is made and entered into as of October 2, 2013, by and between SQUARE 1 BANK (“Bank”) and RALLY SOFTWARE DEVELOPMENT CORP. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 22, 2010 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)             Section 6.2(d) of the Agreement is hereby amended and restated, as follows:

(d)                                 Upon Borrower’s initial request for an Advance under the Revolving Line and for so long as there are any outstanding Advances under the Revolving Line, Bank (through any of its officers, employees, or agents) shall have the right (unless an Event of Default has occurred and is continuing) to inspect Borrower’s Books and to make copies thereof and to check, test, inspect, audit and appraise the Collateral at Borrower’s expense (not to exceed $2,500.00 USD) for such audit (unless an Event of Default has occurred and is continuing) in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

2)             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)             this Amendment, duly executed by Borrower;

b)             payment of all Bank Expenses incurred through the date of this Amendment, including any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)              such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

RALLY SOFTWARE DEVELOPMENT		SQUARE 1 BANK
CORP.

By:	/s/ Kenneth Mesikapp	By:	/s/ Zack Mansfield
Name:	Kenneth Mesikapp	Name:	Zack Mansfield
Title:	CAO	Title:	VP

[Signature Page to Seventh Amendment to

Amended and Restated Loan and Security Agreement]